UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04	Mine Safety.

On September 4, 2012, Premier Silica LLC (“Premier Silica”), a subsidiary of Pioneer Natural Resources Company (the “Company”), received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 at Premier Silica’s Glass Rock operation in Perry County, Ohio. According to the order, a customer truck operator was observed walking on top of the customer’s tanker trailer without any means of fall protection or prevention. The truck operator was not injured and the Company does not expect to receive a fine as a result of the order.  Under the rules of the Securities and Exchange Commission, the Company is required to disclose the issuance of this order on Form 8-K.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: September 7, 2012